Exhibit 99.1
STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER
     The undersigned entities and individuals (the “Reporting Persons”) hereby designate RHO VENTURES V, L. P. (the “Designated Filer”) as the beneficial owner to make filings of Schedules 13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act (collectively, the “Reports”) with respect to the securities of Advancis Pharmaceutical Corporation (the “Company”).
Each Reporting Person hereby further authorizes and designates Jeffrey I. Martin and Peter Kalkanis (each, an “Authorized Signer”) to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person’s ownership of, or transactions in, securities of the Company. The authority of the Designated Filer and the Authorized Signers under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person’s ownership of, or transactions in, securities of the Company, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signers are not assuming any of the Reporting Person’s responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act.

Date: April 30, 2007	RHO VENTURES V, L.P.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RMV V, L.L.C.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RHO CAPITAL PARTNERS, LLC
	By:	/s/ Joshua Ruch
Authorized Signer

/s/ Joshua Ruch
Joshua Ruch

/s/ Habib Kairouz
Habib Kairouz

/s/ Mark Leschly
Mark Leschly

Date: April 30, 2007	RHO VENTURES V AFFILIATES, L.L.C.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RHO MANAGEMENT TRUST I
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RHO CAPITAL PARTNERS, INC.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	DRAKENSBERG, L.P.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	KARIBA LLC
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RHO INVESTMENT PARTNERS “Q-2” L.P.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	RHO MANAGEMENT PARTNERS L.P.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	ATLAS CAPITAL CORP.
	By:	/s/ Joshua Ruch
Authorized Signer

Date: April 30, 2007	JOSHUA RUCH
/s/ Joshua Ruch
Joshua Ruch

Date: April 30, 2007	HABIB KAIROUZ
/s/ Habib Kairouz
Habib Kairouz

Date: April 30, 2007	MARK LESCHLY
/s/ Mark Leschly
Mark Leschly

Date: April 30, 2007	MARTIN VOGELBAUM
/s/ Martin Vogelbaum
Martin Vogelbaum